                                                                    Exhibit 4.4

                         RESTRICTED STOCK AGREEMENT

     AGREEMENT made as of the ___ day of ______, 1994, between HALLIBURTON COMPANY, a Delaware corporation (the "Company"), and ____________________ ("Employee").

     1.  Award.
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          (a)  Shares.  Pursuant to the Halliburton Company 1993 Stock and
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Long-Term Incentive Plan (the "Plan"), _____________ shares  (the "Restricted
Shares") of the Company's common stock, par value $2.50 per share ("Stock"), shall be issued as hereinafter provided in Employee's name subject to certain restrictions thereon.

          (b)  Issuance of Restricted Shares.  The Restricted Shares shall be
               -----------------------------
issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

          (c)  Plan Incorporated.  Employee acknowledges receipt of a copy of
               -----------------
the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

     2.  Restricted Shares.  Employee hereby accepts the Restricted Shares
         -----------------
when issued and agrees with respect thereto as follows:

          (a)  Forfeiture Restrictions.  The Restricted Shares may not be
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sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee's employment with the Company or employing subsidiary for any reason other than (i) normal retirement on or after age sixty-five, (ii) death or
(iii) disability (as determined by the Committee which administers the Plan (the "Committee")), or except as otherwise provided in the last sentence of subparagraph (b) of this Paragraph 2, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

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      (b)  Lapse of Forfeiture Restrictions. The Forfeiture Restrictions
           --------------------------------
shall lapse as to the Restricted Shares in accordance with the following schedule provided that Employee has been continuously employed by the Company from the date of this Agreement through the lapse date:

                                                    Percentage of Total
                                                    Number of Restricted Shares
                                                    as to Which Forfeiture
Lapse Date                                              Restrictions Lapse
- ----------                                          -------------------------
First Anniversary of the
  date of this Agreement                                       10%

Second Anniversary of the
  date of this Agreement                                       10%

Third Anniversary of the
  date of this Agreement                                       10%

Fourth Anniversary of the
  date of this Agreement                                       10%

Fifth Anniversary of the
  date of this Agreement                                       10%

Sixth Anniversary of the
  date of this Agreement                                       10%

Seventh Anniversary of the
  date of this Agreement                                       10%

Eighth Anniversary of the
  date of this Agreement                                       10%

Ninth Anniversary of the
  date of this Agreement                                       10%

Tenth Anniversary of the
  date of this Agreement                                       10%


Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Corporate Change (as such term is defined in the Plan), or (ii) the date Employee's employment with the Company is terminated by reason of

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

death, disability (as determined by the Committee) or normal retirement on or after age sixty-five. In the event Employee's employment is terminated for any other reason, including retirement prior to age sixty-five with the approval of the Company or employing subsidiary, the Committee may, in its sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of the Committee's approval or Employee's termination date, if later.

          (c)  Certificates.  A certificate evidencing the Restricted Shares
               ------------
shall be issued by the Company in Employee's name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend as determined by the Committee evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. Upon request of the Committee, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, The Company shall cause a new certificate or certificates to be issued without legend in the name of Employee for the shares upon which Forfeiture Restrictions lapsed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

     3.   Withholding of Tax.  To the extent that the receipt of the
          ------------------
Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if the Committee so determines, shares of unrestricted Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

     4.   Status of Stock.  Employee agrees that the Restricted Shares will
          ---------------
not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed

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

transfer would be in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

     5.   Employment Relationship.  For purposes of this Agreement, Employee
          -----------------------
shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

     6.   Committee's Powers.  No provision contained in this Agreement shall
          ------------------
in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee's rights to make certain determinations and elections with respect to the Restricted Shares.

     7.   Binding Effect.  This Agreement shall be binding upon and inure to
          --------------
the benefit of any successors to the Company and all persons lawfully claiming under Employee.

     8.   Governing Law.  This Agreement shall be governed by, and construed
          -------------
in accordance with, the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

                                                HALLIBURTON COMPANY


                                                By:
                                                   ---------------------------
                                                    W. Bernard Pieper
                                                    Vice Chairman



                                                ------------------------------
                                                    Employee

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

               Attachment No. 1 to Restricted Stock Agreement


Please Check Appropriate Item (One of the boxes must be checked):

     / / I do not desire the alternative tax treatment provided for in the Internal Revenue Code Section 83(b).

     / / *I do desire the alternative tax treatment provided for in Internal Revenue Code Section 83(b) and desire that forms for such purpose be forwarded to me.


* I acknowledge that the Company has suggested that before this block is checked that I check with a tax consultant of my choice.


Please furnish the following information for shareholder records:


___________________________________         _______________________________
(Given name and initial must be             Social Security Number
 used for stock registry)                   (if applicable)


___________________________________         _______________________________
                                            Birthdate
                                            Month/Day/Year


___________________________________         _______________________________
                                            Name of Employer


___________________________________         _______________________________
Address (Zip Code)                          Day phone number

United States Citizen:  Yes___ No___

           PROMPTLY NOTIFY THE VICE PRESIDENT-LEGAL OF HALLIBURTON
              COMPANY, 3600 LINCOLN PLAZA, DALLAS, TEXAS 75201
                          OF ANY CHANGE IN ADDRESS.


Date: _______________                  ____________________________________
                                            Employee

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